EXHIBIT 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A of Fidelity Advisor Series VII: Fidelity Advisor Consumer Industries Fund, Fidelity Advisor Cyclical Industries Fund, Fidelity Advisor Financial Services Fund, Fidelity Advisor Health Care Fund, Fidelity Advisor Technology Fund, and Fidelity Advisor Utilities Growth Fund, of our reports dated September 12, 1997 on the financial statements and financial highlights included in the July 31, 1997 Annual Reports to Shareholders of Fidelity Advisor Consumer Industries Fund, Fidelity Advisor Cyclical Industries Fund, Fidelity Advisor Financial Services Fund, Fidelity Advisor Health Care Fund, Fidelity Advisor Technology Fund, and Fidelity Advisor Utilities Growth Fund.
We further consent to the incorporation by reference, into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A of Fidelity Advisor Series V: Fidelity Advisor Natural Resources Fund (currently Fidelity Advisor Series VII: Fidelity Advisor Natural Resources Fund), of our report dated September 12, 1997 on the financial statements and financial highlights included in the July 31, 1997 Annual Report to Shareholders of Fidelity Advisor Natural Resources Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.
       /s/ COOPERS & LYBRAND L.L.P.
       COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
October 27, 1997